UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 14, 2012
Date of Report (Date of earliest event reported)

Brown-Forman Corporation
(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky		40210
(Address of principal executive offices)		(Zip Code)

(502) 585-1100
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 14, 2012, Brown-Forman Corporation announced that its Board of Directors approved a three-for-two stock split, to be paid in the form of a stock dividend, for all outstanding shares of its Class A and Class B common stock.  The implementation of the stock split is subject to the approval of an increase in the number of authorized shares of both classes of common stock at the regular annual meeting of stockholders scheduled to be held on July 26, 2012.

A copy of the Brown-Forman Corporation press release of June 14, 2012, announcing the Board’s approval and the anticipated record and payment dates for the stock split, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits. The following Exhibit is furnished as part of this Report on Form 8-K: Exhibit 99.1 - Press Release, dated June 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION

Date: June 14, 2012	By:	/s/ Nelea A. Absher
Nelea A. Absher
Vice President, Associate General Counsel and Assistant Corporate Secretary